Exhibit 10.2

                              CONSULTING AGREEMENT


        This Consulting Agreement (this AGREEMENT), dated as of October 2, 2002, is entered into by and between Point.360, a California corporation (the COMPANY), and R. Luke Stefanko (the CONSULTANT).

        WHEREAS, the Consultant resigned, as of the end of business on the date hereof, from all positions he held with the Company, including his positions as an officer and director of the Company; and

        WHEREAS, the Company desires to hire the Consultant and the Consultant desires to serve the Company on a part-time basis to assist in the transition to new management upon the terms and provisions set forth herein;

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Company and the Consultant hereby agree as follows:

        1. Consulting Relationship. Beginning as of the date of this Agreement and continuing through December 31, 2002, the Consultant shall be available to provide to the Company, on a part-time basis, but in no event greater than 20 hours per month, the following consulting services (the SERVICES): (i) managing the day to day operations of the Company; (ii) overseeing the Company's sales;
(iii) developing a five year plan for the Company; (iv) attending facilities meetings to assist in the transition to new management; and (iv) any other consulting services as the Company shall determine. The Services shall be rendered by Consultant primarily in Hollywood, California and at such times and, if required in particular circumstances, such other locations as reasonably requested by the Company. Beginning January 1, 2003 and continuing as long as this Agreement is in effect, the Consultant shall be available to provide the Services to the Company on an as-needed basis, upon reasonable request from the Company from time to time, but in no event greater than 10 hours per month.

        2. Fees. In consideration of the Services to be rendered hereunder, the Company shall pay to the Consultant $10,000 per month beginning as of the date hereof and continuing through December 31, 2002, payable on the 15th day of each month. In addition, while this Agreement is in effect, the Company will allow the Consultant's current option grants, as set forth in the attached Exhibit A, to continue to vest and become exercisable, with such options terminating upon the second anniversary of the date of this Agreement, or earlier in accordance with Section 4(b) below or Section 1 of the Noncompetition Agreement between the Company and the Consultant, entered into as of the date hereof and attached hereto as EXHIBIT B For all Services Consultant provides to the Company after January 1, 2003 while this Agreement is in effect, the Company shall pay the Consultant a consulting fee of $150 per hour.

        3. Expenses. The Company shall reimburse the Consultant within 30 days following receipt of appropriate documentation for necessary and reasonable out-of-pocket business expenses incurred by the Consultant in the performance of the Services; provided, however, that the Consultant shall not be authorized to incur on behalf of the Company any expenses in excess of $1,000 without the prior consent of the Company.

        4. Term and Termination. The Consultant shall serve as a consultant to the Company and shall render the Services to the Company for a period commencing on October 3, 2002 and terminating October 2, 2004, unless earlier terminated by either party hereto as set forth in this Section 4. This Agreement and the Consultant's rights and obligations hereunder shall, under any of the following circumstances, terminate in advance of the time specified in this Section 4, and the Consultant shall have the right to receive only his Fees that shall be accrued hereunder through the effective date of such termination and shall have no right to receive any further compensation hereunder from and after the time of such termination:

   (a) Death. This Agreement and the Consultant's duties hereunder shall terminate immediately upon the Consultant's death.

   (b) Termination by the Company. In the event that the Consultant shall become either physically or mentally incapacitated so as to be incapable of performing his duties as required hereunder, and if such incapacity shall continue for a period of 40 consecutive days, the Company may, at its option, terminate this Agreement and the Consultant's duties hereunder by written notice to the Consultant at that time or at any time thereafter while such incapacity continues. The Company may terminate this Agreement for Cause (as hereinafter defined) at any time upon written notice to the Consultant. "Cause" as used in this Agreement means that (i) the Consultant, after reasonable notice and warning, has failed to perform his assigned duties, (ii) the Consultant has materially breached any of the terms or conditions of this Agreement, or
        (iii) the Consultant has been charged with a felony or with any intentionally fraudulent act that materially damages, or may materially damage, the business or reputation of the Company.

   (c) Termination by the Consultant. The Consultant may terminate this Agreement at any time upon written notice to the Company if the Company shall have materially breached any of the provisions of this Agreement.

        5. Independent Contractor. The Consultant's relationship with the Company will be that of an independent contractor and not that of an employee of the Company.

   (a) No Authority to Bind Company. Neither the Consultant, nor any partner, agent or employee of the Consultant, has authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

   (b) No Benefits. The Consultant acknowledges and agrees that the Consultant will not be eligible for any Company employee benefits and, to the extent the Consultant otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, the Consultant hereby expressly declines to participate in such Company employee benefits.

   (c) Withholding; Indemnification. The Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to the Consultant under this Agreement, and for compliance with all applicable labor and employment requirements with respect to the Consultant's self-employment, sole proprietorship or other form of business organization. The Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to the Consultant.

        6. Corporate Opportunity. The Consultant agrees that the Consultant's right to pursue activities that may be deemed "corporate opportunities" of the Company is subject to the Noncompetition Agreement referred to in Section 2 above (attached hereto as EXHIBIT B) and incorporated into this Agreement by this reference.

        7. Confidential Information. While this Agreement is in effect, the parties agree to be bound by the terms and provisions of the Noncompetition Agreement referred to in Section 2 above (attached hereto as EXHIBIT B) with respect to confidential information.

        8. Proprietary Rights. All work performed and all materials developed or prepared for the Company by the Consultant in rendering the Services are the property of the Company and all title and interest therein shall vest in the Company and shall be deemed to be works made for hire and made in the course of the services rendered hereunder. To the extent that title to any such works may not, by operation of law, vest in the Company or such works may not be considered works made for hire, all rights, title and interest therein are hereby irrevocably assigned to the Company. The Consultant agrees to give the Company and any person designated by the Company such reasonable assistance, at the Company's expense, as is required to perfect the rights defined in this
Section 8.

        9. Indemnification. The Consultant agrees to indemnify and hold the Company harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses, including attorneys' fees, arising from a breach of any of the Consultant's representations and warranties herein or attributable to or resulting from the Consultant's gross negligence or willful misconduct in rendering the Services to the Company. The Consultant warrants and represents that the Consultant has full power and authority to enter into and perform this Agreement. The Company agrees to indemnify and hold the Consultant harmless from and against any and all claims, demands, causes of action, losses, damages, liability, costs and expenses, including attorneys fees arising out of the Consultant's services hereunder, other than those arising from the Consultant's breach of any of his representations and warranties hereunder or the Consultant's gross negligence or willful misconduct.

        10. Miscellaneous.

   (a) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties.

   (b) Sole Agreement. This Agreement constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

   (c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

   (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

   (e) Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be decided by binding arbitration by the American Arbitration Association and shall be held in Los Angeles, California. The ruling of the arbitrator shall be final and may be enforced by any party to such arbitration in any court of competent jurisdiction located in Los Angeles, California.

   (f) Attorneys' Fees. If an arbitration or other legal proceeding is brought to enforce or interpret the provisions of this Agreement or as to the rights or obligations of any party to this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees and costs.

   (g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

   (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

   (i) Effect on Successors in Interest; Assignment. This Agreement shall inure to the benefit of and be binding upon the heirs, administrators, executors, and successors of each of the parties hereto. The services to be rendered under this Agreement are personal to and may not be delegated by the Consultant except to a company wholly owned by the Consultant; provided, however, that the Consultant may assign his rights to payment under this Agreement to any person or entity.

        The parties have executed this Agreement on the respective dates set forth below.

                                    POINT.360


                                                By: /s/ Haig S. Bagerdjian
                                                    -----------------------
                                                        Haig S. Bagerdjian

                                                Date: 10/02/02


                                                By: /s/ Alan Steel
                                                    -----------------------
                                                        Alan Steel

                                                Date: 10/02/02

                                                Address:
                                                        Point.360
                                                        P.O. Box 1830
                                                        Hollywood, CA 90028
                                                        Attn: President
                                                        Fax: (323) 957-2297


                                                R. LUKE STEFANKO


                                                By: /s/ R. Luke Stefanko
                                                    -----------------------
                                                        R. Luke Stefanko

                                                Address:



                                                Date: 10/02/02

                                    EXHIBIT A

                              CURRENT STOCK OPTIONS



                                Number of Shares
                                ----------------

                                     55,000
                                    179,000
                                    200,000
                                     64,100
                                    200,000
                                    -------
                                    698,100

                                    EXHIBIT B

                            NONCOMPETITION AGREEMENT



                       See Exhibit 10.3 to this Form 8-K.